Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LivaNova PLC of our report dated April 16, 2015 relating to the consolidated financial statements of Sorin SpA and its subsidiaries, which appears in LivaNova PLC’s prospectus dated August 21, 2015, filed pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form S-4 (No. 333-203510).

/s/ PricewaterhouseCoopers SpA

Milan, Italy

October 16, 2015